UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 5, 2014

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(a) - (d) Not applicable

(e)           On December 5, 2014, Malvern Federal Savings Bank (the “Bank”), the wholly owned subsidiary of Malvern Bancorp, Inc. (the “Company”), adopted Amendment No. 1 (the “Amendment”) to the Supplemental Executive Retirement Plan Agreements (the “SERPs”) which the Bank previously entered into with certain officers of the Bank including Mr. Dennis Boyle. The Amendment, which will reduce future compensation expense related to the SERPs, freezes the benefits payable under the SERPs to the amounts accrued as of September 30, 2014.

For additional information, reference is made to Amendment No. 1 to the Amended and Restated SERP with Mr. Boyle which is included herein as Exhibit 10.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
10.1	Amendment No. 1 to the Amended and Restated Supplemental Executive Retirement Plan Agreement between Malvern Federal Savings Bank and Dennis Boyle

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: December 8, 2014	By:	/s/ Anthony C. Weagley
Anthony C. Weagley
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No. 1 to the Amended and Restated Supplemental Executive Retirement Plan Agreement between Malvern Federal Savings Bank and Dennis Boyle